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                                                                   Exhibit 21.1




                        Subsidiaries of the Registrant
                        -------------------------------


Name                                            Jurisdiction of Incorporation
----                                            -----------------------------


Proformance Insurance Company                   New Jersey

Riverview Professional Services, Inc.           New Jersey

National Atlantic Insurance Agency, Inc.        New Jersey

Mayfair Reinsurance Company Limited             Bermuda